STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

July 9, 2009

Job Number: C20090709-0617
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20090535858-95	Stock Split	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Angela Warwick
Certificate Number: C20090709-0617
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20090535858-95
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/09/2009 9:18 AM
	Entity Number C1408-1998

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Micron Enviro Systems, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

600,000,000 par value $0.001 common shares

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

1,800,000,000 par value $0.001 common shares

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

3

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

All fractional shares will be rounded up

7. Effective date of filing: (optional) August 3, 2009

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

President, Director

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Received Time Jul. 2. 6:04PM